CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,454,940	$187.40

April 2014 Pricing Supplement No. 2357 Registration Statement No. 333-177923 Dated April 11, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due April 16, 2019
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index
Principal at Risk Securities
Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon equal to 2.50% of the stated principal amount, but only with respect to each determination date on which the index closing value of each of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level.  If, however, on any determination date, the index closing value of any underlying index is less than its coupon barrier level, you will not receive any contingent quarterly coupon for the related quarterly period.  In addition, if the index closing value of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly coupon.  If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to 55% of its initial index value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date.  If, however, the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero.  As a result, investors must be willing to accept the risk of receiving few or no contingent quarterly coupons during the term of the notes and also the risk of receiving a payment at maturity that will be significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent coupon payments and/or a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index.  The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program.  Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.
FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (the “RTY Index”), EURO STOXX® Banks Index (the “SX7E Index”) and TOPIX® Index (the “TPX Index”) (each an “underlying index”)
Aggregate principal amount:	$1,454,940
Early redemption:
If, on any of the determination dates (other than the final determination date), the index closing value of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first coupon payment date immediately following the related determination date.
The securities will not be redeemed early on any coupon payment date if the index closing value of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the related determination date.
Contingent quarterly coupon:
•  If, on any determination date, the index closing value of each underlying index is greater than or equal to its coupon barrier level, we will pay a contingent quarterly coupon of $0.25 (2.50% of the stated principal amount) per security on the related coupon payment date.
•  If, on any determination date, the index closing value of any underlying index is less than its coupon barrier level, no contingent quarterly coupon will be payable with respect to that determination date.  It is possible that one or all of the underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:
(i) the stated principal amount, plus, (ii) if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date

• If the final index value of any underlying index is less than its downside threshold level:
(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.  This amount will be less than 55% of the stated principal amount of the securities and could be zero.

Coupon barrier level:
With respect to the RTY Index: 833.57888, which is equal to 75% of its initial index value
With respect to the SX7E Index: 114.5925, which is equal to 75% of its initial index value
With respect to the TPX Index: 850.5675, which is equal to 75% of its initial index value

Downside threshold level:
With respect to the RTY Index: 611.29118, which is equal to 55% of its initial index value
With respect to the SX7E Index: 84.0345, which is equal to 55% of its initial index value
With respect to the TPX Index: 623.7495, which is equal to 55% of its initial index value

Initial index value:
With respect to the RTY Index: 1,111.4385, which is its index closing value on the pricing date
With respect to the SX7E Index: 152.79, which is its index closing value on the pricing date
With respect to the TPX Index: 1,134.09, which is its index closing value on the pricing date

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	April 11, 2014
Original issue date (settlement date):	April 16, 2014
Maturity date:
April 16, 2019, subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity” in the accompanying product supplement no. MS-8-I

Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$10.00	$0.30	$9.70
Total	$1,454,940.00	$43,648.20	$1,411,291.80
(1)	See “Additional Information about the Securities — Use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)
JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.30 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”).  See “Underwriting (Conflicts of Interest)” beginning on page PS-68 of the accompanying product supplement no. MS-8-I.

The estimated value of the securities on the pricing date as determined by JPMS was $9.399 per $10 stated principal amount security.  See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-8-I, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-8-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-8-I dated January 21, 2014: http://www.sec.gov/Archives/edgar/data/19617/000095010314000340/crt_dp43208-424b2.pdf
Underlying supplement no. 1-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf
Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
Prospectus dated November 14, 2011: hhttp://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Terms continued from previous page:
Final index value:	With respect to each underlying index, the index closing value on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, final index value divided by the initial index value
Determination dates:
July 11, 2014, October 14, 2014, January 13, 2015, April 13 2015, July 13, 2015, October 13, 2015, January 12, 2016, April 11, 2016, July 11, 2016, October 11, 2016, January 11, 2017, April 11, 2017, July 11, 2017, October 11, 2017, January 11, 2018, April 11, 2018, July 11, 2018, October 11, 2018, January 11, 2019 and April 11, 2019, subject to postponement for non-trading days and certain market disruption events.  We also refer to April 11, 2019 as the final determination date.

Coupon payment dates:
With respect to each determination date other than the final determination date, the third business day after the related determination date.  The payment of the contingent quarterly coupon, if any, with respect to the final determination date will be made on the maturity date.

CUSIP/ISIN:	48127F889 / US48127F8894
Listing:	The securities will not be listed on any securities exchange.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index, which we refer to as the securities, do not provide for the regular payment of interest.  Instead, the securities provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $0.25 (2.50% of the stated principal amount) per security, with respect to each quarterly determination date on which index closing value of each underlying index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level.  The contingent quarterly coupon, if any, will be payable quarterly on the relevant coupon payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly coupon, if any, with respect to the final determination date, the maturity date.  If the index closing value of any underlying index is less than its coupon barrier level on any determination date, investors will receive no contingent quarterly coupon for the related quarterly period.  It is possible that the index closing value of each underlying index could remain below its coupon barrier level for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities.  We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any coupon payment date.  Even if all of the underlying indices were to be at or above their respective coupon barrier levels on some quarterly determination dates, one or all underlying indices may fluctuate below their respective coupon barrier level(s) on others.

If the index closing value of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.  If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final closing value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date.  However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than 55% of its initial index value, which we refer to as a downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of receiving few or no contingent quarterly coupons during the term of the securities.  In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

Notwithstanding anything to the contrary in the accompanying product supplement no. MS-8-I, the “Index closing value” of the Russell 2000® Index  or any relevant successor index (as defined in the accompanying product supplement no. MS-8-I) on any relevant day will equal the closing level of the Russell 2000® Index or that successor index, as applicable, as published by Bloomberg Financial Markets with respect to that day.  Currently, Bloomberg Financial Markets publishes the closing level of the Russell 2000® Index to four decimal places, whereas Russell Investment Group (“Russell”), the index sponsor of the Russell 2000® Index, publishes the official closing level of the Russell 2000® Index to six decimal places.  As a result, the closing level of the Russell 2000® Index published by Bloomberg Financial Markets will likely be slightly different from the official closing level of the Russell 2000® Index published by Russell.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities offer investors an opportunity to earn a contingent quarterly coupon equal to 2.50% of the stated principal amount with respect to each determination date on which the index closing value of each underlying index is greater than or equal to 75% of its initial index level, which we refer to as a coupon barrier level.  The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly coupon, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:
Scenario 1
This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others.  On the 10th determination date, the index closing value of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.

On the coupon payment date immediately following the 10th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.

Scenario 2
This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date.  On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.  At maturity, investors will receive the stated principal amount and, depending on whether each final index value is greater than, equal to or below its coupon barrier level, the contingent quarterly coupon with respect to the final determination date.

Scenario 3
This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date.  On the final determination date, one or all of the underlying indices close below its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.  At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 55% of the stated principal amount and could be zero.
Investors will lose some and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values and (2) the final index value.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon or whether the securities will be automatically redeemed will be determined by reference to the index closing value of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index.  The actual initial index value, coupon barrier level and downside threshold level for each underlying index will be provided in the pricing supplement.  All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.  The examples below are based on the following assumed terms:

Contingent quarterly coupon:
A contingent quarterly coupon of $0.25 per quarter per security will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.

Early redemption:
If the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.

Payment at maturity (if the securities have not been automatically redeemed early):
If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$10 per security
Hypothetical initial index value:	With respect to the RTY Index: 1,150.00 With respect to the SX7E Index: 150.00 With respect to the TPX Index: 1,180.00
Hypothetical coupon barrier:
With respect to the RTY Index: 862.50, which is 75% of the hypothetical initial index value for such index
With respect to the SX7E Index: 112.50, which is 75% of the hypothetical initial index value for such index
With respect to the TPX Index: 885.00, which is 75% of the hypothetical initial index value for such index

Hypothetical downside threshold level:
With respect to the RTY Index: 632.50, which is 55% of the hypothetical initial index value for such index
With respect to the SX7E Index: 82.50, which is 55% of the hypothetical initial index value for such index
With respect to the TPX Index: 649.00, which is 55% of the hypothetical initial index value for such index

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to a determination date:

	Index Closing Value			Contingent quarterly coupon
	RTY Index	SX7E Index	TPX Index
Hypothetical Determination Date 1	1,500 (at or above coupon barrier level)	120 (at or above coupon barrier level)	900 (at or above coupon barrier level)	$0.25
Hypothetical Determination Date 2	800 (below coupon barrier level)	135 (at or above coupon barrier level)	800 (below coupon barrier level)	$0
Hypothetical Determination Date 3	1,000 (at or above coupon barrier level)	100 (below coupon barrier level)	750 (below coupon barrier level)	$0
Hypothetical Determination Date 4	850 (below coupon barrier level)	105 (below coupon barrier level)	775 (below coupon barrier level)	$0

On hypothetical determination date 1, each underlying index closes at or above its coupon barrier level. Therefore, a contingent quarterly coupon of $0.25 is payable on the relevant coupon payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its coupon barrier but the other underlying indices close below their respective coupon barrier levels. Therefore, no contingent quarterly coupon is payable on the relevant coupon payment date.

On hypothetical determination date 4, each underlying index closes below its coupon barrier level and, accordingly, no contingent quarterly coupon is payable on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the closing level of any underlying index is below its coupon barrier level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Index Closing Value			Early Redemption Payment
	RTY Index	SX7E Index	TPX Index
Hypothetical Determination Date 1	1,200 (at or above initial index value)	125 (below initial index value)	1,150 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	1,100 (below initial index value)	140 (below initial index value)	1,000 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	1,200 (at or above initial index value)	175 (at or above initial index value)	1,200 (at or above initial index value)	$10.25 (the stated principal amount plus the contingent quarterly coupon with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying index closes below its initial index value.  Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.  No further payments will be made on the securities once they have been redeemed.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value			Payment at Maturity
	RTY Index	SX7E Index	TPX Index
Example 1:	880 (at or above coupon barrier level and downside threshold level)	120 (at or above coupon barrier level and downside threshold level)	900 (at or above coupon barrier level and downside threshold level)	$10.25 (the stated principal amount plus the contingent quarterly coupon with respect to the final determination date)
Example 2:	575 (below downside threshold level)	100 (at or above downside threshold level)	625 (below downside threshold level)	$10 × index performance factor of the worst performing underlying index = $10 × (575 / 1,150) = $5.00
Example 3:	800 (at or above downside threshold level)	60 (below downside threshold level)	590 (below downside threshold level)	$10 × (60 / 150) = $4.00
Example 4:	460 (below downside threshold level)	45 (below downside threshold level)	472 (below downside threshold level)	$10 × (45 / 150) = $3.00
Example 5:	345 (below downside threshold level)	45 (below downside threshold level)	236 (below downside threshold level)	$10 × (236 / 1,180) = $2.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and coupon barrier level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final determination date.

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In example 4, each of the RTY Index and the TPX Index has declined 60% from its initial index value to its final index value, while the SX7E Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SX7E Index, which is the worst performing underlying index in this example.

In example 5, the TPX Index has declined 80% from its initial index value to its final index value, while each of the RTY Index and the SX7E Index has declined 70% from its initial index value to its final index value. Therefore the payment at maturity equals the stated principal amount times the index performance factor of the TPX Index, which is the worst performing underlying index in this example.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 55% of the stated principal amount per security and could be zero.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-8-I and “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I.  We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal and your investment in the securities may result in a loss.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In this case, your payment at maturity will be less than 55% of the stated principal amount and could be zero.

▪
The securities do not provide for the regular payment of interest.  The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.  If, on the other hand, the closing value of any underlying index is lower than its coupon barrier level on the relevant determination date, we will pay no coupon on the applicable coupon payment date.  It is possible that the index closing values of any underlying index could remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.  If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
You are exposed to the price risk of all three underlying indices, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any.  Your return on the securities is not linked to a basket consisting of the underlying indices.  Rather, it will be contingent upon the independent performance of each underlying index.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index.  The performance of the underlying indices may not be correlated.  Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices.  Accordingly, your investment is subject to the risk of decline in the index closing value of each underlying index.

To receive any contingent quarterly coupons, each underlying index must close at or above its coupon barrier level on the applicable determination date.  In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated.  Under this scenario, the value of any such payment will be less than 55% of the stated principal amount and could be zero.

▪
Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying index.  The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index.  With three underlying indices, it is more likely that any underlying index will close below its coupon barrier level on any determination date or downside threshold level on the final determination date than if the securities were linked to only one underlying index.  In addition, you will not benefit from the performance any underlying index other than the worst performing underlying index.  Therefore it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

▪
The contingent quarterly coupon is based solely on the index closing value of the underlying indices on the specified determination dates.  Whether the contingent quarterly coupon will be made with respect to a determination date will be based on the index closing value of each underlying index on that determination date.  As a result, you will not know whether you will receive the contingent quarterly coupon until the related determination date.  Moreover, because the contingent quarterly coupon is based solely on the index closing value of each underlying index on quarterly determination dates, if the index closing value of any of the underlying indices on any

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

determination date is below its coupon barrier level, you will not receive any contingent quarterly coupon with respect to that determination date, even if the index closing value of that underlying index was higher on other days during the related quarterly period.

▪
You will not receive any contingent quarterly coupon for any quarterly period where the index closing value of any underlying index on the relevant determination date is less than its coupon barrier level.  A contingent quarterly coupon will be made with respect to a quarterly period only if the index closing value of each underlying index on the relevant determination date is greater than or equal to its coupon barrier level.  If the index closing value of any underlying index remains below its coupon barrier level on each determination date over the term of the securities, you will not receive any contingent quarterly coupon.

▪
The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities.  Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪
Investors will not participate in any appreciation in any underlying index.  Investors will not participate in any appreciation in any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each determination date on which the index closing value of each underlying index is greater than or equal to its coupon barrier level, if any.

▪
An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index.  The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪
The equity securities included in the SX7E Index are concentrated in the banking industry.  Each of the equity securities included in the SX7E Index has been issued by a company whose business is associated with the banking industry.  Because the value of the notes is determined by the performance of the SX7E Index, an investment in these notes will be concentrated in this industry.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪
The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX7E Index and the TPX Index.  The equity securities included in the SX7E Index and the TPX Index have been issued by non-U.S. companies.  Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪
The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX7E Index and the TPX Index.  The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX7E Index and the TPX Index are based, although any currency fluctuations could affect the performance of the SX7E Index or the TPX Index.  Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.

▪
Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

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▪
Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors.  We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value.  In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  The calculation agent has determined the initial index values, the coupon barrier levels and the downside threshold levels and will determine the final index values and whether the closing value of each underlying index on any determination date is greater than or equal to its initial index value or is below its coupon barrier level or downside threshold level, as applicable.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.  In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities.  It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines.  Please refer to “Risk Factors — Risks Relating to the Securities Generally” in the accompanying product supplement no. MS-8-I for additional information about these risks.

▪
JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities.  JPMS’s estimated value is only an estimate using several factors.  The original issue price of the securities exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities.  These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities.  See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪
JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.  JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models.  This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors.  Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value.  In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.  On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions.  See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪
JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.  The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt.  The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt.  If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you.  In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads.  Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities.  See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪
The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.  We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period.  These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances.  See “Additional Information about the securities — Secondary market prices of the securities” in this document for additional information relating to this initial period.  Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

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▪
Secondary market prices of the securities will likely be lower than the original issue price of the securities.  Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities.  As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the maturity date could result in a substantial loss to you.  See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments.  Accordingly, you  should be able and willing to hold your securities to maturity.  See “— Secondary trading may be limited” below.

▪
Secondary market prices of the securities will be impacted by many economic and market factors.  The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the index closing value of each underlying index, including:

o	any actual or potential change in our creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	secondary market credit spreads for structured debt issuances;

o	the actual and expected volatility in the index closing value of each underlying index;

o	the time to maturity of the securities;

o
whether the index closing value of any underlying index has been, or is expected to be, less than its coupon barrier level on any determination date and whether the final index closing value of any underlying index is expected to be less than its downside threshold level;

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the equity securities included in the underlying indices;

o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o
the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX7E Index and the TPX Index trade and the correlation among those rates and the values of the SX7E Index and the TPX Index; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪
Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the index closing values of the underlying indices.  Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and, as a result, the coupon barrier levels, which are the respective levels at or above which the underlying indices must close on each determination date in order for you to earn a contingent quarterly coupon or, if the securities are not called prior to maturity, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity.  Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity.  It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪
Secondary trading may be limited.  The securities will not be listed on a securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market, it may not provide enough liquidity to

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

allow you to trade or sell the securities easily.  JPMS may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities.  If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”).  The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected.  Although the U.S. federal income tax treatment of contingent quarterly coupons (including any contingent quarterly coupons paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly coupons as ordinary income.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders–tax consideration
The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if a Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld.  If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances, including the potential application of the proposed regulations described above.

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Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information on the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying index supplement no.1-I.

Information as of market close on April 11, 2014:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/4/14):	1,208.6508

Current Index Level:	1,111.4385	52 Week Low (on 4/18/13):	901.5129

52 Weeks Ago (on 4/11/13):	947.0518

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through April 11, 2014.  The graph following the table sets forth the daily index closing values of the underlying index during the same period.  The closing value of the underlying index on April 11, 2014 was 1,111.4385.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  Although Russell publishes the official closing levels of the Russell 2000® Index to six decimal places, Bloomberg Financial Markets publishes the closing levels of the Russell 2000® Index to only four decimal places.  The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date.  The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.3033	586.491	678.6432
Second Quarter	741.9222	609.486	609.486
Third Quarter	677.6415	590.0336	676.1390
Fourth Quarter	792.3469	669.4503	783.6474
2011
First Quarter	843.5486	773.1838	843.5486
Second Quarter	865.291	777.1970	827.4289
Third Quarter	858.1133	643.4214	644.1555
Fourth Quarter	765.4319	609.4905	740.9161
2012
First Quarter	846.1288	747.2754	830.3013
Second Quarter	840.6257	737.2407	798.4874
Third Quarter	864.6969	767.7510	837.4498
Fourth Quarter	852.4945	769.4830	849.3495
2013
First Quarter	953.0676	872.6049	951.5424
Second Quarter	999.9851	901.5129	977.4754
Third Quarter	1,078.4086	989.5352	1,073.7865
Fourth Quarter	1,163.6373	1,043.4595	1,163.6373

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2014
First Quarter	1,208.6508	1,093.5936	1,173.0377
Second Quarter (through April 11, 2014)	1,192.8076	1,111.4385	1,111.4385

Russell 2000® Index Historical Performance – Daily Index Closing Values January 2, 2009 to April 11, 2014

License Agreement between an affiliate of JPMorgan Chase & Co. and Russell. The “Russell 2000® Index” is a trademark of Russell  and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement no. 1-I.

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EURO STOXX® Banks Index Overview

The EURO STOXX® Banks Index is a free float market capitalization index which currently includes 28 stocks of banks market sector leaders mainly from the 12 largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  For additional information on the EURO STOXX Banks Index, see the information set forth under Annex A below.

Information as of market close on April 11, 2014:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on 4/4/14):	162.81

Current Index Level:	152.79	52 Week Low (on 6/24/13):	100.51

52 Weeks Ago (on 4/11/13):	108.56

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through April 11, 2014.  The graph following the table sets forth the daily index closing values of the underlying index during the same period.  The closing value of the underlying index on April 11, 2014 was 152.79.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date.  The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX® Banks Index	High	Low	Period End
2009
First Quarter	157.90	86.77	121.73
Second Quarter	183.93	125.08	174.08
Third Quarter	236.21	166.24	233.25
Fourth Quarter	240.47	212.90	219.96
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter (through April 11, 2014)	162.81	152.79	152.79

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EURO STOXX® Banks Index Historical Performance – Daily Index Closing Values January 2, 2009 to April 11, 2014

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TOPIX® Index Overview

The TOPIX® Index, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the Japanese common stocks listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the “TSE.”  Japanese stocks admitted to the TSE are assigned either to the TSE First Section, the TSE Second Section or the TSE Mothers.  Stocks listed in the First Section, which number approximately 1,800, are among the most actively traded stocks on the TSE.  See “Equity Index Descriptions — The TOPIX® Index” in the accompanying underlying supplement no. 1-I.

Information as of market close on April 11, 2014:

Bloomberg Ticker Symbol:	TPX	52 Week High (on 1/8/14):	1,306.23

Current Share Price:	1,134.09	52 Week Low (on 6/13/2013):	1,044.17

52 Weeks Ago (on 4/11/13):	1,147.29

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through April 11, 2014.  The graph following the table sets forth the daily index closing values of the underlying index during the same period.  The closing value of the underlying index on April 11, 2014 was 1,134.09.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date.  The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

TOPIX® Index	High	Low	Period End
2009
First Quarter	888.25	700.93	773.66
Second Quarter	950.54	793.82	929.76
Third Quarter	975.59	852.42	909.84
Fourth Quarter	915.87	811.01	907.59
2010
First Quarter	979.58	881.57	978.81
Second Quarter	998.90	841.42	841.42
Third Quarter	870.73	804.67	829.51
Fourth Quarter	908.01	803.12	898.80
2011
First Quarter	974.63	766.73	869.38
Second Quarter	865.55	805.34	849.22
Third Quarter	874.34	728.85	761.17
Fourth Quarter	771.43	706.08	728.61
2012
First Quarter	872.42	725.24	854.35
Second Quarter	856.05	695.51	770.08
Third Quarter	778.70	706.46	737.42
Fourth Quarter	859.80	713.95	859.80
2013
First Quarter	1,058.10	871.88	1,034.71
Second Quarter	1,276.03	991.34	1,133.84
Third Quarter	1,222.72	1,106.05	1,194.10
Fourth Quarter	1,302.29	1,147.58	1,302.29
2014
First Quarter	1,306.23	1,139.27	1,202.89
Second Quarter (through April 11, 2014)	1,216.77	1,134.09	1,134.09

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TOPIX® Index Historical Performance – Daily Index Closing Values January 2, 2009 to April 11, 2014

We have entered into a non-exclusive license agreement with the TSE providing for the license to J.P. Morgan Securities LLC and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the securities.

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Contingent Income Auto-Callable Securities due April 16, 2019 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the TOPIX® Index Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each coupon payment date is the date one business day prior to that coupon payment date.
Postponement of maturity date:
If the scheduled maturity date is not a business day, then the maturity date will be the following business day.  If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.

Minimum ticketing size:	100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:
JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities.  JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt.  For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.”  The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time.  See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities.  See “Risk Factors — JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:
For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities.  The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS.  See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”

Tax considerations:
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I.  In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly coupons as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. MS-8-I.  Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.  In addition, in 2007

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Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders–tax considerations

The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if a Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld.

Recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the securities.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the securities.

If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances, including the potential application of the proposed regulations described above.

Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the securities.

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities.  See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “EURO STOXX® Banks Index Overview” and “TOPIX® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

For purposes of the securities offered by this document, the first and second paragraph of the section entitled “Use of Proceeds and Hedging” on page PS-40 of the accompanying product supplement no. MS-8-I are deemed deleted in their entirety.  Please refer instead to the discussion set forth above.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-8-I
Supplemental plan of distribution:
Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “— Use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-40 of the accompanying product supplement no. MS-8-I.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the

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federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.

Where you can find more information:
You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. MS-8-I dated January 21, 2014.

This document, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-8-I, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-8-I dated January 21, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000095010314000340/crt_dp43208-424b2.pdf

• Underlying supplement no. 1-I dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf

• Prospectus supplement dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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Annex A
The EURO STOXX® Banks Index

We have derived all information contained in this document regarding the EURO STOXX® Banks Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, STOXX Limited.  The EURO STOXX® Banks Index is calculated, maintained and published by STOXX Limited.  STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX® Banks Index.

The EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

The EURO STOXX® Banks Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG.  Publication of the EURO STOXX® Banks Index began on June 15, 1998, based on an initial EURO STOXX® Banks Index value of 100 at December 31, 1991. The EURO STOXX® Banks Index is disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the EURO STOXX® Banks Index and updates these weightings at the end of each quarter.  Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this document.  We make no representation or warranty as to the accuracy or completeness of information contained on the STOXX Limited website.

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX® Banks Index.

Index Composition of the Index

The EURO STOXX® Banks Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index.  The STOXX® Europe 600 Index contains the 600 largest European stocks by free float market capitalization.  Each of the 19 EURO STOXX® Supersector indices contain the companies within the Eurozone subset of the STOXX® Europe 600 Index that fall within the relevant supersector, determined by reference to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE International Limited.  The EURO STOXX® Banks Index includes companies in the banks supersector, which tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions.  The EURO STOXX® Banks Index currently includes 28 stocks of banks market sector leaders mainly from the twelve largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The composition of each of the EURO STOXX® Supersector indices is reviewed quarterly, based on the closing stock data on the last trading day of the month following the implementation of the last quarterly index review.  The component stocks are announced on the fourth Tuesday of the month immediately prior to the review implementation month.  Changes to the component stocks are implemented on the third Friday in each of March, June, September and December and are effective the following trading day.

The STOXX® Europe 600 Index is also reviewed on an ongoing basis, and any changes affecting the STOXX® Europe 600 Index are also applied to the relevant EURO STOXX® Supersector index.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the STOXX® Europe 600 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

The free float factors and weighting cap factors for each component stock used to calculate the EURO STOXX® Supersector indices, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

Index Calculation

The EURO STOXX® Supersector indices are calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating each EURO STOXX® Supersector index value at any time can be expressed as follows:

Index =	free float market capitalization of the relevant EURO STOXX® Supersector index
Divisor

The “free float market capitalization of the relevant EURO STOXX® Supersector index” is equal to the sum of the products of the price, number of shares, free float factor and weighting cap factor for each component stock as of the time the relevant EURO STOXX® Supersector index is being calculated.

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The divisor for each EURO STOXX® Supersector index is adjusted to maintain the continuity of that EURO STOXX® Supersector index values despite changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: no change
(2) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares *(A + B)/ A

Divisor: increases

(3) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: decreases	(4) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases
(5) Return of capital and share consideration:

Adjusted price =   (closing price – capital return announced by company × (1- withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(6) Repurchase of shares / self tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases
(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) ×

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B /

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(1 + C / A)) / A Divisor: increases	A)) Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

Our affiliate has entered into an agreement with STOXX Limited (“STOXX”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the EURO STOXX® Banks Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

STOXX and its licensors (the “Licensors”) have no relationship to JPMorgan Chase & Co., other than the licensing of the EURO STOXX® Europe Banks Index and the related trademarks for use in connection with the notes.

STOXX and its Licensors do not:

•	sponsor, endorse, sell or promote the notes;

•	recommend that any person invest in the notes or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;

•	have any responsibility or liability for the administration, management or marketing of the notes; or

•	consider the needs of the notes or the holders of the notes in determining, composing or calculating the EURO STOXX® Banks Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the notes. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the EURO STOXX® Banks Index and the data included in the EURO STOXX® Banks Index;

•	The accuracy or completeness of the EURO STOXX® Banks Index and its data; or

•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX® Banks Index and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX® Banks Index or its data; and

•
Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between our affiliate and STOXX is solely for their benefit and not for the benefit of the holders of the notes or any other third parties.

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